CONFIDENTIAL

Jefferies & Company, Inc.

Member, SIPC

Amended Valuation Materials

Prepared for the Special Committee of Spike

May 2007

Jefferies

Jefferies

Disclaimer

The following pages contain material provided to the Board of Directors (the "Board") and the Special Committee (the "Committee") of Spike ("Spike" or the "Company") by Jefferies & Company, Inc. ("Jefferies") in connection with a proposed transaction involving Shamrock Capital Advisors, Inc ("Shamrock" or the "Buyer").

These materials were prepared on a confidential basis in connection with an oral presentation to the Board and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for use of the Board and may not be used for any other purpose without Jefferies' written consent.

This presentation amends Jefferies' previous presentation to the Board and Committee based on the Company's revised view as to the composition of its cash balance as of December 31, 2006. Prior to Jefferies' delivery of its opinion on April 5, 2007, the Company's management represented to Jefferies that $5.1 million of its $5.1 million cash balance as of December 31, 2006, represented prepayments from sponsors. Subsequent to the delivery of Jefferies' opinion on April 5, 2007, the Company informed Jefferies that $1.1 million of the $5.1 million cash balance as of December 31, 2006, represented prepayments from sponsors and the remaining $4.0 million of the cash balance as of December 31, 2006, represented excess cash that is not necessary to fund the Company's existing operations or working capital requirements. The following analysis amends Jefferies' previous presentation to reflect the Company's revisions to its view of its cash balance and amount of excess cash. Other than with respect to reflecting such change in the Company's view of its cash balance, Jefferies has not engaged in any updating or other analysis of the Company's results of operations or financial condition as of any date or for any period subsequent to April 5, 2007.

The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company's management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information.

Jefferies does not provide accounting, tax, legal or regulatory advice. In addition, Jefferies and the Company mutually agree that, subject to applicable law, the Company (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related thereto, without Jefferies imposing any limitation of any kind.

Transaction Overview

Implied Transaction Metrics and Relative Multiple Analysis

($Millions, except per share values)

Current Market Data	
Current Price (April 4, 2007)	$1.50
% of 52-Week High ($1.75, January 22, 2007)	85.7%
% of 52-Week Low ($0.55, November 8, 2006)	172.7%
Price Per Share	$1.50
Fully Diluted Shares Outstanding (1)	30.6
Equity Market Value	$45.9
Total Debt	-
Cash and Available-for-Sale Securities (2)	4.0
Total Enterprise Value	$41.9

Transaction Metrics	
Transaction Price / Share	$1.23
Premium to Current Price	(18.0%)
Premium to High	(29.7%)
Premium to Low	123.6%
Purchase Price Per Share	$1.23
Fully Diluted Shares Outstanding (1)	30.0
Equity Purchase Value	$36.9
Total Debt	-
Cash and Available-for-Sale Securities (2)	4.0
Implied Purchase Value	$32.9

Multiples	Statistic	Multiples Using Current Price
TEV / LTM Revenue	21.5	1.9x
TEV / 2007E Revenue	28.3	1.5x
TEV / LTM EBITDA (3)	(0.3)	NM
TEV / 2007E EBITDA	3.0	14.2x
90-Day Average Stock Price		$1.27
180-Day Average Stock Price		$1.00
270-Day Average Stock Price		$0.97

Implied Multiples Paid	Multiples Using Transaction Price
TEV / LTM Revenue	1.5x
TEV / 2007E Revenue	1.2x
TEV / LTM EBITDA (3)	NM
TEV / 2007E EBITDA	11.1x
Offer Price of $1.23 as Premium to:	
90-Day Average Stock Price	(3.1%)
180-Day Average Stock Price	23.0%
270-Day Average Stock Price	26.8%

Source: Market data, the Company's SEC filings and Target Management Case projections.

(1) Fully diluted shares outstanding based on treasury stock method – Market value at $1.50 (04/04/2007) and Transaction value at $1.23 (purchase price); Series B Preferred shares treated as converted to 1.930 million common shares.

(2) $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

(3) EBITDA represents adjusted EBITDA and is calculated as net income plus taxes, depreciation and amortization, net interest expense, other income/(expense) and non-recurring items.

Jefferies

Valuation Summary – Target Management Case

Methodology	Implied Share Price (1)	Relevant Metrics
Comparable Public Comps -- Micro Caps		Ranges derived using two deviations from the median multiples of the total comparable set
LTM Revenue	$0.61 – $0.89	LTM Revenue Multiples of 0.6x – 1.0x
2007E Revenue - Target Case	$0.75 – $1.09	2007E Revenue Multiples of 0.6x – 1.0x
2008E Revenue - Target Case	$0.65 – $1.09	2008E Revenue Multiples of 0.4x – 0.8x
2007E EBITDA - Target Case	$0.82 – $1.00	2007E EBITDA Multiples of 6.4x – 8.4x
2008E EBITDA - Target Case	$1.34 – $1.71	2008E EBITDA Multiples of 5.9x – 7.9x
Precedent Transactions - LTM Revenue	$0.68 – $0.95	LTM Revenue Multiples of 0.7x – 1.1x
DCF Target Case - EBITDA Multiple	$1.09 – $1.38	Discount Rate from 26.0% to 30.0%; Terminal EBITDA Multiple of 5.5x – 7.5x
DCF Target Case - Perpetual Growth	$0.83 – $0.97	Discount Rate from 26.0% to 30.0%; Perpetual Growth Rate of 5.0% – 7.0%
PV Projected Price - Target Case	$0.70 – $1.06	Discount Rate from 26.0% to 30.0%; Terminal EBITDA Multiple of 5.5x – 7.5x

Shamrock Offer: $1.23

$0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 $2.00

(1) Based on fully diluted share using the treasury method.

Jefferies

Valuation Summary – Conservative Management Case

Methodology	Implied Share Price [1]	Relevant Metrics
Comparable Public Comps -- Micro Caps		Ranges derived using two deviations from the median multiples of the total comparable set
LTM Revenue	$0.61 – $0.89	LTM Revenue Multiples of 0.6x – 1.0x
2007E Revenue - Conservative Case	$0.72 – $1.05	2007E Revenue Multiples of 0.6x – 1.0x
2008E Revenue - Conservative Case	$0.59 – $0.99	2008E Revenue Multiples of 0.4x – 0.8x
2007E EBITDA - Conservative Case	$0.52 – $0.63	2007E EBITDA Multiples of 6.4x – 8.4x
2008E EBITDA - Conservative Case	$0.61 – $0.76	2008E EBITDA Multiples of 5.9x – 7.9x
Precedent Transactions - LTM Revenue	$0.68 – $0.95	LTM Revenue Multiples of 0.7x – 1.1x
DCF Conservative Case - EBITDA Multiple	$0.48 – $0.58	Discount Rate from 26.0% to 30.0%; Terminal EBITDA Multiple of 5.5x – 7.5x
DCF Conservative Case - Perpetual Growth	$0.43 – $0.50	Discount Rate from 26.0% to 30.0%; Perpetual Growth Rate of 5.0% – 7.0%
PV Projected Price - Conservative Case	$0.24 – $0.34	Discount Rate from 26.0% to 30.0%; Terminal EBITDA Multiple of 5.5x – 7.5x


Shamrock Offer
$1.23
$0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 $2.00

(1) Based on fully diluted share using the treasury method.

Jefferies

Valuation Analysis

Comparable Company Analysis – Micro Cap Media Companies

($Millions, except per share amounts)

- Given the unique nature of Spike's main business, no public company is directly comparable. Therefore, we have reviewed the trading multiples of a number of micro-cap companies in the media sector
- GEE and WPTE were included because they offer sports and gaming league-related services, but with very different business models than Spike

Company	Ticker	Current Price as of 4/4/2007	Market Cap. (1)	Total Enterprise Value (2)	TEV / Revenue LTM	TEV / Revenue 2007E (3)	TEV / Revenue 2008E (3)	TEV / EBITDA LTM	TEV / EBITDA 2007E (3)	TEV / EBITDA 2008E (3)
Access Worldwide Communications Inc.	OTCBB:AWWC	$ 1.05	$ 18.8	$ 26.9	0.6x	0.8x	0.6x	16.0x	22.4x	7.5x
Broadview Institute, Inc.	OTCBB:BVII	1.70	13.8	13.3	1.3x	N/A	N/A	12.7x	N/A	N/A
Burst Media Corporation	AIM:BRST	0.49	36.3	23.3	1.0x	0.9x	0.8x	10.2x	7.5x	6.3x
CoActive Marketing Group Inc.	NasdaqSC:CMKG	1.93	13.9	14.1	0.1x	N/A	N/A	6.6x	N/A	N/A
Datascension Inc.	OTCBB:DSEN	0.50	9.0	11.5	0.8x	N/A	N/A	20.8x	N/A	N/A
EMAK Worldwide Inc.	NasdaqNM:EMAK	5.01	29.4	20.7	0.1x	N/A	N/A	30.3x	N/A	N/A
Global Entertainment Corp.	GEE	5.08	33.2	22.7	1.0x	0.9x	0.6x	N/M	N/M	17.5x
Guideline, Inc.	OTCBB:GDLN	1.10	23.0	26.2	0.6x	N/A	N/A	8.0x	N/A	N/A
Questar Assessment, Inc.	OTCBB:TASA	5.50	16.6	29.4	1.0x	0.7x	N/A	11.1x	5.7x	N/A
Traffix Inc.	NasdaqNM:TRFX	5.50	80.8	50.7	0.7x	0.7x	0.6x	8.7x	7.2x	6.3x
WPT Enterprises Inc.	WTPE	4.98	102.9	63.3	2.2x	2.6x	2.1x	N/M	N/M	N/M
				Mean	**0.8x**	**1.1x**	**0.9x**	**13.8x**	**10.7x**	**9.4x**
				Median	**0.8x**	**0.8x**	**0.6x**	**11.1x**	**7.4x**	**6.9x**
				High	**2.2x**	**2.6x**	**2.1x**	**30.3x**	**22.4x**	**17.5x**
				Low	**0.1x**	**0.7x**	**0.6x**	**6.6x**	**5.7x**	**6.3x**
Spike @ Market - Target Mgmt Case		**$ 1.50**	**$ 45.9**	**$ 41.9**	**2.0x**	**1.5x**	**1.2x**	**NM**	**14.2x**	**6.8x**
Spike @ Proposed Offer - Target Mgmt Case		**1.23**	**36.9**	**32.9**	**1.5x**	**1.2x**	**0.9x**	**NM**	**11.1x**	**5.3x**
Spike @ Proposed Offer - Conser. Mgmt Case		**1.23**	**36.9**	**32.9**	**1.5x**	**1.2x**	**1.1x**	**NM**	**20.6x**	**15.0x**

Companies selected using the following criteria: U.S. companies, Market Capitalizations of less than $100.0 million, positive EBITDA , less than 10% EBITDA margins, Total Enterprise Value of less than $50.0 million, and industry classification of media.

(1) Market capitalization calculated based on total fully diluted shares outstanding multiplied by the current stock price.

(2) Total enterprise value calculated as market capitalization plus total debt, capital leases, preferred stock and minus cash, cash equivalents, marketable securities, investments, and excludes restricted stock. $1.1 million of the Spike cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

(3) Projected Financials taken from Wall St. Research, except Spike which is based on Target Management projections.

Jefferies

Valuation Analysis

Comparable Company Analysis – Micro Cap Media Companies

($Millions, except per share amounts)

Company	Revenue			2006 - 2007	EBITDA			% EBITDA Margin		
	LTM	2007E (1)	2008E (1)	% Growth	LTM	2007E (1)	2008E (1)	LTM	2007E	2008E
Access Worldwide Communications Inc.	$ 45.4	$ 35.2	$ 43.7	(22.5%)	$ 1.7	$ 1.2	$ 3.6	3.7%	3.4%	8.2%
Broadview Institute, Inc.	10.6	N/A	N/A	N/A	1.1	N/A	N/A	10.0%	N/A	N/A
Burst Media Corporation	23.5	26.3	29.0	12.0%	2.3	3.1	3.7	9.7%	11.7%	12.8%
CoActive Marketing Group Inc.	105.9	N/A	N/A	N/A	2.1	N/A	N/A	2.0%	N/A	N/A
Datascension Inc.	13.7	N/A	N/A	N/A	0.6	N/A	N/A	4.0%	N/A	N/A
EMAK Worldwide Inc.	181.4	N/A	N/A	N/A	0.7	N/A	N/A	0.4%	N/A	N/A
Global Entertainment Corp.	22.6	26.7	38.1	18.1%	(1.5)	(0.4)	1.3	NM	NM	3.4%
Guideline, Inc.	46.2	N/A	N/A	N/A	3.3	N/A	N/A	7.1%	N/A	N/A
Questar Assessment, Inc.	30.2	42.4	N/A	40.4%	2.6	5.2	N/A	8.7%	12.2%	N/A
Traffix Inc.	72.8	75.0	83.0	3.0%	5.8	7.0	8.0	8.0%	9.3%	9.6%
WPT Enterprises Inc.	29.3	24.0	30.2	(18.0%)	0.9	(4.7)	0.2	3.1%	NM	0.7%
Spike - Target Mgmt Case	$ 21.5	$ 28.3	$ 35.3	32.0%	$ (0.4)	$ 3.0	$ 6.2	NM	10.4%	17.6%

Companies selected using the following criteria: U.S. companies, Market Capitalizations of less than $100.0 million, positive EBITDA, less than 10% EBITDA margins, Total Enterprise Value of less than $50.0 million, and industry classification of media.

(1) Projected Financials taken from Wall St. Research, except Spike which is based on Management projections.

Jefferies

Valuation Analysis

Precedent Transactions Analysis

($Millions)

- Select transactions in Micro Cap Media sector *

Date Announced	Acquiror	Target	Transaction Value	LTM Revenue (1)	LTM EBITDA (1)	EBITDA Margin	Transaction Value / Revenue (1)	Transaction Value / EBITDA (1)	Premium to Announcement T - 1 Day	Premium to Announcement T - 1 Week	Premium to Announcement T - 4 Weeks
08/04/06	infoUSA Inc	Opinion Research Corp	$ 134.3	$ 192.0	$ 15.1	7.9%	0.7x	8.9x	106.2%	114.3%	113.9%
03/20/06	Vista Group Holdings LLC	Outlook Group Corp	47.0	84.9	7.6	9.0%	0.6x	6.2x	16.7%	21.5%	28.6%
09/20/04	Lamar Advertising Co	Obie Media Corp	66.0	47.4	3.6	7.5%	1.4x	18.6x	46.1%	47.4%	55.6%
11/21/03	Management-led Investor group	Integrity Media Inc	52.4	69.9	8.7	12.5%	0.7x	6.0x	82.1%	72.4%	74.3%
08/01/03	Eastman Kodak Co.	Laser-Pacific Media Corp	30.5	35.4	8.9	25.1%	0.9x	3.4x	36.6%	35.3%	76.6%
11/19/02	Scientific Games Corp	MDI Entertainment Inc	21.9	17.0	3.4	19.9%	1.3x	6.4x	45.5%	60.0%	41.6%
02/14/02	Mosaic Media Group Inc, Jules Haimovitz, and CDP Capital Communications	Dick Clark Productions inc	72.1	45.1	7.6	16.8%	1.6x	9.5x	32.7%	49.5%	46.5%
						High	1.6x	18.6x	106.2%	114.3%	113.9%
						Median	0.9x	6.4x	45.5%	49.5%	55.6%
						Mean	1.0x	8.4x	52.3%	57.2%	62.4%
						Low	0.6x	3.4x	16.7%	21.5%	28.6%
	Shamrock	Spike	$ 32.9	$ 21.5	$ (0.3)	NM	1.5x	NM			

Source: Securities Data Corporation and public filings.

* Transactions announced between 1/1/2002 to 4/4/2007, Advertising & Marketing, Broadcasting, Motion Pictures / Audio Visual, Other Media & Entertainment, Publishing, Recreation & Leisure sectors, Enterprise Value at announcement of less than $150 million and target market value 4 weeks prior to announcement of less than $200 million.

(1) LTM refers to latest twelve months.

Jefferies

Valuation Analysis – Target Management Case

Discounted Cash Flow Analysis – EBITDA multiple

($Millions, except per share data)

	Q2-Q4 2007E	2007E	2008P	2009P	2010P
Revenue	$ 28.2	$ 28.3	$ 35.3	$ 40.3	$ 43.5
Revenue Growth		*31.8%*	*24.7%*	*14.2%*	*7.8%*
EBITDA	$ 4.5	$ 3.0	$ 6.2	$ 8.3	$ 9.7
EBITDA Growth	*NM*	*NM*	*110.2%*	*34.0%*	*16.6%*
EBITDA Margin	*15.8%*	*10.4%*	*17.6%*	*20.6%*	*22.3%*
EBIT	$ 4.2	$ 2.7	$ 5.9	$ 8.0	$ 9.4
Taxes	-	-	-	(0.1)	(3.8)
Tax Rate	*0.0%*	*0.0%*	*0.0%*	*1.9%*	*40.0%*
EBIAT	$ 4.2	$ 2.7	$ 5.9	$ 7.9	$ 5.6
Plus:					
Depreciation & Amortization	0.3	0.3	0.3	0.3	0.3
Less:					
Capital Expenditures	$ (0.3)	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.2)	(0.2)	(0.2)	(0.1)	(0.1)
Unlevered Free Cash Flow	$ 4.0	$ 2.4	$ 5.8	$ 7.6	$ 5.6
Unlevered Free Cash Flow Margin	*14.1%*	*8.5%*	*16.3%*	*18.9%*	*12.9%*
Discounted Cash Flow	$ 3.3		$ 3.7	$ 3.9	$ 2.2

Assumptions	
WACC	28.0%
Terminal EBITDA Multiple	6.5x

		% of TEV
EBITDA in 2010	$ 9.7	
Terminal Value	63.1	
Present Value of Terminal Value	$ 19.5	*59.8%*
Present Value of Free Cash Flow	13.2	*40.2%*
Total Enterprise Value	$ 32.7	*100.0%*
Less: Net Debt [2]	(4.0)	
Implied Equity Value	$ 36.7	
Basic Shares	19.8	
Shares from Dilution	10.2	
Fully-Diluted Shares	30.0	
Implied Share Price	$ 1.22	

Total Enterprise Value

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	$31.4	$33.0	$34.6	$36.3	$37.9
27.0%	$30.5	$32.1	$33.6	$35.2	$36.8
28.0%	$29.7	$31.2	$32.7	$34.2	$35.7
29.0%	$28.9	$30.3	$31.8	$33.2	$34.7
30.0%	$28.1	$29.5	$30.9	$32.3	$33.7

Total Equity Value

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	$35.4	$37.0	$38.6	$40.3	$41.9
27.0%	$34.5	$36.1	$37.6	$39.2	$40.8
28.0%	$33.7	$35.2	$36.7	$38.2	$39.7
29.0%	$32.9	$34.3	$35.8	$37.2	$38.7
30.0%	$32.1	$33.5	$34.9	$36.3	$37.7

Implied Share Price [1]

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	$1.19	$1.23	$1.28	$1.33	$1.38
27.0%	$1.16	$1.21	$1.25	$1.30	$1.35
28.0%	$1.13	$1.18	$1.22	$1.27	$1.31
29.0%	$1.11	$1.15	$1.20	$1.24	$1.28
30.0%	$1.09	$1.13	$1.17	$1.21	$1.25

Implied Perpetual Growth Rate

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	14.0%	14.9%	15.7%	16.4%	17.0%
27.0%	14.9%	15.8%	16.6%	17.3%	17.9%
28.0%	15.8%	16.7%	17.5%	18.2%	18.8%
29.0%	16.7%	17.7%	18.5%	19.1%	19.8%
30.0%	17.6%	18.6%	19.4%	20.1%	20.7%

Note: Valuation date is 3/31/07. Only the projected financial results of Q2 to Q42007 are considered in the discounted cash flow for 2007. The DCF does not include management's estimated Q12007 net loss of $1.5 million.

(1) Implied share price calculated using fully-diluted shares using the treasury stock method; Series B Preferred shares treated as converted to 1.930 million common shares.

(2) $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

Jefferies

Valuation Analysis – Conservative Management Case

Discounted Cash Flow Analysis – EBITDA multiple

($Millions, except per share data)

	Q2-Q4 2007E	2007E	2008P	2009P	2010P
Revenue	$ 26.6	$ 26.8	$ 31.1	$ 33.7	$ 36.4
Revenue Growth	*0.0%*	*24.5%*	*16.1%*	*8.4%*	*8.0%*
EBITDA	$ 3.1	$ 1.6	$ 2.2	$ 1.9	$ 2.8
EBITDA Growth	*NM*	*NM*	*36.1%*	*-14.0%*	*50.0%*
EBITDA Margin	*11.6%*	*5.9%*	*7.0%*	*5.5%*	*7.7%*
EBIT	$ 2.8	$ 1.3	$ 1.9	$ 1.5	$ 2.5
Taxes	-	-	-	-	-
Tax Rate	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
EBIAT	$ 2.8	$ 1.3	$ 1.9	$ 1.5	$ 2.5
Plus:					
Depreciation & Amortization	0.3	0.3	0.3	0.3	0.3
Less:					
Capital Expenditures	$ (0.3)	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unlevered Free Cash Flow	$ 2.6	$ 1.1	$ 1.8	$ 1.4	$ 2.5
Unlevered Free Cash Flow Margin	*9.9%*	*4.0%*	*5.8%*	*4.1%*	*6.8%*
Discounted Cash Flow	$ 2.2		$ 1.2	$ 0.7	$ 1.0

Assumptions	
WACC	28.0%
Terminal EBITDA Multiple	6.5x

		% of TEV
EBITDA in 2010	$ 2.8	
Terminal Value	18.1	
Present Value of Terminal Value	$ 5.6	52.6%
Present Value of Free Cash Flow	5.0	47.4%
Total Enterprise Value	$ 10.6	100.0%
Less: Net Debt [2]	(4.0)	
Implied Equity Value	$ 14.6	
Basic Shares	19.8	
Shares from Dilution	7.8	
Fully-Diluted Shares	27.7	
Implied Share Price	$ 0.53	

Total Enterprise Value

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	$10.3	$10.8	$11.2	$11.7	$12.2
27.0%	$10.0	$10.5	$10.9	$11.4	$11.8
28.0%	$9.8	$10.2	$10.6	$11.1	$11.5
29.0%	$9.5	$10.0	$10.4	$10.8	$11.2
30.0%	$9.3	$9.7	$10.1	$10.5	$10.9

Total Equity Value

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	$14.3	$14.8	$15.2	$15.7	$16.2
27.0%	$14.0	$14.5	$14.9	$15.4	$15.8
28.0%	$13.8	$14.2	$14.6	$15.1	$15.5
29.0%	$13.5	$14.0	$14.4	$14.8	$15.2
30.0%	$13.3	$13.7	$14.1	$14.5	$14.9

Implied Share Price [1]

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	$0.52	$0.53	$0.55	$0.57	$0.58
27.0%	$0.51	$0.52	$0.54	$0.56	$0.57
28.0%	$0.50	$0.51	$0.53	$0.54	$0.56
29.0%	$0.49	$0.51	$0.52	$0.53	$0.55
30.0%	$0.48	$0.50	$0.51	$0.52	$0.54

Implied Perpetual Growth Rate

WACC	Terminal Year EBITDA Multiple 5.50x	6.00x	6.50x	7.00x	7.50x
26.0%	8.6%	9.8%	10.9%	11.9%	12.7%
27.0%	9.4%	10.7%	11.8%	12.8%	13.6%
28.0%	10.3%	11.6%	12.7%	13.6%	14.5%
29.0%	11.1%	12.4%	13.6%	14.5%	15.4%
30.0%	12.0%	13.3%	14.4%	15.4%	16.3%

Note: Valuation date is 3/31/07. Only the projected financial results of Q2 to Q42007 are considered in the discounted cash flow for 2007. The DCF does not include management's estimated Q12007 net loss of $1.5 million.

(1) Implied share price calculated using fully-diluted shares using the treasury stock method; Series B Preferred shares treated as converted to 1.930 million common shares.

(2) $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

Jefferies

Valuation Analysis – Target Management Case

Discounted Cash Flow Analysis – Perpetual Growth

($Millions, except per share data)

	Q2-Q4 2007E	2007E	2008P	2009P	2010P
Revenue	$ 28.2	$ 28.3	$ 35.3	$ 40.3	$ 43.5
Revenue Growth		*31.8%*	*24.7%*	*14.2%*	*7.8%*
EBITDA	$ 4.5	$ 3.0	$ 6.2	$ 8.3	$ 9.7
EBITDA Growth	*NM*	*NM*	*110.2%*	*34.0%*	*16.6%*
EBITDA Margin	*15.8%*	*10.4%*	*17.6%*	*20.6%*	*22.3%*
EBIT	$ 4.2	$ 2.7	$ 5.9	$ 8.0	$ 9.4
Taxes	-	-	-	(0.1)	(3.8)
Tax Rate	*0.0%*	*0.0%*	*0.0%*	*1.9%*	*40.0%*
EBIAT	$ 4.2	$ 2.7	$ 5.9	$ 7.9	$ 5.6
Plus:					
Depreciation & Amortization	0.3	0.3	0.3	0.3	0.3
Less:					
Capital Expenditures	$ (0.3)	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.2)	(0.2)	(0.2)	(0.1)	(0.1)
Unlevered Free Cash Flow	$ 4.0	$ 2.4	$ 5.8	$ 7.6	$ 5.6
Unlevered Free Cash Flow Margin	*14.1%*	*8.5%*	*16.3%*	*18.9%*	*12.9%*
Discounted Cash Flow	$ 3.3		$ 3.7	$ 3.9	$ 2.2

Assumptions	
WACC	28.0%
Perpetual Growth Rate	6.0%

Unlevered FCF in 2011	$ 6.0	
Perpetual Growth Rate	6.0%	
Terminal Value	$ 27.1	
Implied Terminal Value Exit EBITDA Multiple	2.8x	
		% of TEV
Present Value of Terminal Value	$ 8.4	*38.9%*
Present Value of Free Cash Flow	13.2	*61.1%*
Total Enterprise Value	$ 21.5	*100.0%*
Less: Net Debt [2]	(4.0)	
Implied Equity Value	$ 25.5	
Basic Shares	19.8	
Shares from Dilution	8.9	
Fully-Diluted Shares	28.7	
Implied Share Price	$ 0.89	

Implied 2010 EBITDA Exit Multiple

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	2.9x	3.0x	3.1x	3.2x	3.3x
27.0%	2.8x	2.8x	2.9x	3.0x	3.1x
28.0%	2.6x	2.7x	2.8x	2.9x	2.9x
29.0%	2.5x	2.6x	2.7x	2.7x	2.8x
30.0%	2.4x	2.5x	2.6x	2.6x	2.7x

Total Enterprise Value

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	$23.0	$23.2	$23.5	$23.8	$24.2
27.0%	$22.0	$22.2	$22.5	$22.8	$23.0
28.0%	$21.1	$21.3	$21.5	$21.8	$22.0
29.0%	$20.3	$20.5	$20.7	$20.9	$21.1
30.0%	$19.5	$19.7	$19.9	$20.0	$20.2

Total Equity Value

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	$27.0	$27.2	$27.5	$27.8	$28.2
27.0%	$26.0	$26.2	$26.5	$26.8	$27.0
28.0%	$25.1	$25.3	$25.5	$25.8	$26.0
29.0%	$24.3	$24.5	$24.7	$24.9	$25.1
30.0%	$23.5	$23.7	$23.9	$24.0	$24.2

Implied Share Price [1]

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	$0.93	$0.94	$0.95	$0.96	$0.97
27.0%	$0.90	$0.91	$0.92	$0.93	$0.93
28.0%	$0.87	$0.88	$0.89	$0.90	$0.90
29.0%	$0.85	$0.86	$0.86	$0.87	$0.87
30.0%	$0.83	$0.83	$0.84	$0.84	$0.85

Note: Valuation date is 3/31/07. Only the projected financial results of Q2 to Q42007 are considered in the discounted cash flow for 2007. The DCF does not include management's estimated Q12007 net loss of $1.5 million.

(1) Implied share price calculated using fully-diluted shares using the treasury stock method; Series B Preferred shares treated as converted to 1.930 million common shares.

(2) $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

Valuation Analysis – Conservative Management Case

Discounted Cash Flow Analysis – Perpetual Growth

($Millions, except per share data)

	Q2-Q4 2007E	2007E	2008P	2009P	2010P
Revenue	$ 26.6	$ 26.8	$ 31.1	$ 33.7	$ 36.4
Revenue Growth		*24.5%*	*16.1%*	*8.4%*	*8.0%*
EBITDA	$ 3.1	$ 1.6	$ 2.2	$ 1.9	$ 2.8
EBITDA Growth	*NM*	*NM*	*36.1%*	*-14.0%*	*50.0%*
EBITDA Margin	*11.6%*	*5.9%*	*7.0%*	*5.5%*	*7.7%*
EBIT	$ 2.8	$ 1.3	$ 1.9	$ 1.5	$ 2.5
Taxes	-	-	-	-	-
Tax Rate	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
EBIAT	$ 2.8	$ 1.3	$ 1.9	$ 1.5	$ 2.5
Plus:					
Depreciation & Amortization	0.3	0.3	0.3	0.3	0.3
Less:					
Capital Expenditures	$ (0.3)	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unlevered Free Cash Flow	$ 2.6	$ 1.1	$ 1.8	$ 1.4	$ 2.5
Unlevered Free Cash Flow Margin	*9.9%*	*4.0%*	*5.8%*	*4.1%*	*6.8%*
	0.75	0.75	1.75	2.75	3.75
	83.1%	83.1%	64.9%	50.7%	39.6%
Discounted Cash Flow	$ 2.2		$ 1.2	$ 0.7	$ 1.0

Assumptions	
WACC	28.0%
Perpetual Growth Rate	6.0%

		% of TEV
Unlevered FCF in 2011	$ 2.6	
Perpetual Growth Rate	6.0%	
Terminal Value	$ 11.9	
Implied Terminal Value Exit EBITDA Multiple	4.3x	
Present Value of Terminal Value	$ 3.7	42.1%
Present Value of Free Cash Flow	5.0	57.9%
Total Enterprise Value	$ 8.7	100.0%
Less: Net Debt [2]	(4.0)	
Implied Equity Value	$ 12.7	
Basic Shares	19.8	
Shares from Dilution	7.8	
Fully-Diluted Shares	27.6	
Implied Share Price	$ 0.46	

Implied 2010 EBITDA Exit Multiple

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	4.4x	4.6x	4.7x	4.8x	5.0x
27.0%	4.2x	4.3x	4.5x	4.6x	4.7x
28.0%	4.0x	4.1x	4.3x	4.4x	4.5x
29.0%	3.9x	4.0x	4.1x	4.2x	4.3x
30.0%	3.7x	3.8x	3.9x	4.0x	4.1x

Total Enterprise Value

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	$9.3	$9.4	$9.5	$9.7	$9.8
27.0%	$8.9	$9.0	$9.1	$9.2	$9.4
28.0%	$8.5	$8.6	$8.7	$8.8	$8.9
29.0%	$8.2	$8.3	$8.4	$8.4	$8.5
30.0%	$7.9	$8.0	$8.0	$8.1	$8.2

Total Equity Value

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	$13.3	$13.4	$13.5	$13.7	$13.8
27.0%	$12.9	$13.0	$13.1	$13.2	$13.4
28.0%	$12.5	$12.6	$12.7	$12.8	$12.9
29.0%	$12.2	$12.3	$12.4	$12.4	$12.5
30.0%	$11.9	$12.0	$12.0	$12.1	$12.2

Implied Share Price [1]

WACC	Perpetual Growth Rate % 5.0%	5.5%	6.0%	6.5%	7.0%
26.0%	$0.48	$0.49	$0.49	$0.50	$0.50
27.0%	$0.47	$0.47	$0.48	$0.48	$0.48
28.0%	$0.45	$0.46	$0.46	$0.46	$0.47
29.0%	$0.44	$0.45	$0.45	$0.45	$0.46
30.0%	$0.43	$0.43	$0.44	$0.44	$0.44

Note: Valuation date is 3/31/07. Only the projected financial results of Q2 to Q42007 are considered in the discounted cash flow for 2007. The DCF does not include management's estimated Q12007 net loss of $1.5 million.

(1) Implied share price calculated using fully-diluted shares using the treasury stock method; Series B Preferred shares treated as converted to 1.930 million common shares.

(2) $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

Jefferies

Valuation Analysis – Target Management Case

Present Value of Future Share Price

($Millions, except per share data)

52 Week High	$1.75
Current Share Price as of 4/4/07	$1.50
52 Week Low	$0.55

Projected EBITDA for Fiscal Year Ending 12/31/10 US$ MM (1)	$9.71
Projected Fully-Diluted Shares Outstanding 12/31/10	30.0
Estimated future LTM EBITDA multiple	6.5 x

CONSERVATIVE CASE

Calculation of Implied Share Price Based on Projected EBITDA multiples

Projected Future LTM EBITDA multiple	Spike Projected EBITDA (12/31/10) US$ MM	Implied Future TEV	Implied Future Share Price (2)
6.5 x	$9.71	$63.1	$2.24

Present Value of Share Price Based on Projected EBITDA for Twelve Months Ended 12/31/10 at Various Discount Rates

26.00%	27.00%	28.00%	29.00%	30.00%
$0.92	$0.90	$0.87	$0.85	$0.82

EBITDA multiple	Implied Future Enterprise Value	Implied Future Share Price	26.00%	27.00%	28.00%	29.00%	30.00%
5.5 x	$53.4	$1.91	$0.79	$0.77	$0.74	$0.72	$0.70
6.0 x	$58.3	$2.08	$0.86	$0.83	$0.81	$0.78	$0.76
6.5 x	$63.1	$2.24	$0.92	$0.90	$0.87	$0.85	$0.82
7.0 x	$68.0	$2.40	$0.99	$0.96	$0.93	$0.91	$0.88
7.5 x	$72.8	$2.56	$1.06	$1.03	$1.00	$0.97	$0.94

Note: $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

1) Assumes that results are reported thirty days after the end of the period.
2) Based on CAPM and Spike's historical beta.

Valuation Analysis – Conservative Management Case

Present Value of Future Share Price

($Millions, except per share data)

52 Week High	$1.75
Current Share Price as of 4/4/07	$1.50
52 Week Low	$0.55

Projected EBITDA for Fiscal Year Ending 12/31/10 US$ MM (1)	$2.79
Projected Fully-Diluted Shares Outstanding 12/31/10	30.0
Estimated future LTM EBITDA multiple	6.5 x

CONSERVATIVE CASE

Calculation of Implied Share Price Based on Projected EBITDA multiples

Projected Future LTM EBITDA multiple	Spike Projected EBITDA (12/31/10) US$ MM	Implied Future TEV	Implied Future Share Price (2)
6.5 x	$2.79	$18.1	$0.74

Present Value of Share Price Based on Projected EBITDA for Twelve Months Ended 12/31/10 at Various Discount Rates

26.00%	27.00%	28.00%	29.00%	30.00%
$0.31	$0.30	$0.29	$0.28	$0.27

EBITDA multiple	Implied Future Enterprise Value	Implied Future Share Price	26.00%	27.00%	28.00%	29.00%	30.00%
5.5 x	$15.3	$0.64	$0.27	$0.26	$0.25	$0.24	$0.24
6.0 x	$16.7	$0.69	$0.29	$0.28	$0.27	$0.26	$0.25
6.5 x	$18.1	$0.74	$0.31	$0.30	$0.29	$0.28	$0.27
7.0 x	$19.5	$0.78	$0.32	$0.31	$0.31	$0.30	$0.29
7.5 x	$20.9	$0.83	$0.34	$0.33	$0.32	$0.31	$0.30

Note: $1.1 million of the cash balance of $5.1 million assumed to be netted out as it represents prepayments from sponsors. This compares with an assumed cash balance of $0 in our presentation dated April 5, 2007.

1) Assumes that results are reported thirty days after the end of the period.
2) Based on CAPM and Spike's historical beta.

July 2, 2007

Jefferies & Company, Inc.
1050 Winter Street
Waltham, MA 02451

Re: Amended Valuation Materials, dated May 2007, Prepared by Jefferies & Company, Inc. for the Special Committee of AVP Inc.

Ladies and Gentlemen:

Reference is made to the Amended Valuation Materials, dated May 2007 (the "Supplemental Presentation Materials"), prepared by Jefferies & Company, Inc. ("Jefferies") delivered to the Special Committee (the "Special Committee") of AVP, Inc. (the "Company") on May 15, 2007. The Supplemental Presentation Materials amended Jefferies' previous presentation to the Special Committee and Board of Directors relating to Jefferies' delivery of its fairness opinion, dated April 5, 2007 (the "Fairness Opinion"). The text in the third paragraph on page 1 of the Supplemental Presentation Materials indicates that prior to Jefferies' delivery of the Fairness Opinion to the Special Committee, the Company's management represented to Jefferies that $5.1 million of its $5.1 million cash balance as of December 31, 2006 represented prepayments from sponsors. While the Company accepts the Fairness Opinion, the Supplemental Presentation Materials and the financial analysis supporting the Fairness Opinion and the Supplemental Presentation Materials, the Company hereby notes that its management believes it described the $5.1 million cash balance as of December 31, 2006 as comprising both prepayments from sponsors and non-earmarked funds and did not represent that all $5.1 million of the Company's cash balance as of December 31, 2006 represented prepayments from sponsors.

Regards,

AVP, Inc.

By: [signature]
Name: Leonard Armato
Title: Chairman and Chief Executive Officer

LEGAL_US_E # 75603727.1